Exhibit 99.1

           Equity Residential Reports First Quarter Results


    CHICAGO--(BUSINESS WIRE)--May 1, 2007--Equity Residential (NYSE:
EQR) today reported results for the quarter ended March 31, 2007. All per share results are reported on a fully diluted basis.

    "Our first quarter operating performance was in line with our expectations with very good occupancy levels across our largest markets and strong revenue growth despite working off of a very challenging comparison to first quarter 2006," said David J. Neithercut, Equity Residential's President and CEO. "We continue to see good job growth and limited new supply in many of our markets, reinforcing our belief that they will produce good results for the remainder of the year. As we head into our primary leasing season, however, we have recently begun to see certain markets experiencing somewhat slower sequential rental rate growth than we had hoped. Nevertheless, we still expect the portfolio to produce good full year revenue growth."

    First Quarter 2007

    For the quarter ended March 31, 2007, the company reported earnings of $0.40 per share compared to $1.25 per share in the first quarter of 2006. The quarterly decrease is primarily attributable to $0.82 per share in higher gains on property sales in the first quarter of 2006.

    Funds from Operations (FFO) for the quarter ended March 31, 2007 were $0.55 per share compared to $0.56 per share in the same period of 2006. The quarterly decrease is primarily attributable to higher gains on condominium sales in the first quarter of 2006.

    The company's FFO of $0.55 per share for the quarter exceeded the guidance range of $0.48 to $0.52 per share provided by the company in its fourth quarter 2006 earnings release on February 6, 2007. The items describing the difference between actual FFO per share for the quarter and the midpoint of the company's original guidance range are listed on page 24 of this release. The difference was primarily due to changes in timing on certain anticipated income and expense items. The main items were:

    -- Certain expenses were postponed to future quarters in 2007 resulting in approximately $1.6 million less general and administrative expenses than projected;

    -- The company recorded a reduction to general and administrative expense of $1.6 million due to the successful resolution of a certain lawsuit in Florida resulting in the reversal of the majority of a previously established litigation reserve;

    -- Due to a delay in the timing of certain dispositions to future quarters in 2007, the company incurred approximately $4.9 million less than projected in prepayment penalties and write-offs of unamortized deferred financing costs in connection with debt extinguishments; and

    -- The company's condominium conversion business closed additional units in the first quarter that were originally anticipated to close in subsequent quarters, resulting in additional net income and FFO of approximately $2.0 million.

    "Same-Store" Results

    On a "same-store" first quarter to first quarter comparison, which includes 133,703 units, revenues increased 5.2 percent, expenses increased 5.2 percent and NOI increased 5.2 percent. The increase in same-store revenues, which came in as expected, was driven primarily by increases in average rental rates and a slight increase in occupancy. The increase in same-store expenses was slightly higher than expected. Certain maintenance related expenses were front loaded and should trend lower throughout the remainder of the year. In addition, the company incurred higher than anticipated weather related expenses in Denver and Washington, D.C.

    Acquisitions/Dispositions

    During the first quarter of 2007, the company acquired thirteen properties, consisting of 3,899 units, for an aggregate purchase price of $674.2 million at an average capitalization (cap) rate of 5.3 percent and three land parcels for $42.5 million.

    Also during the quarter, the company sold 12 properties, consisting of 3,711 units, for an aggregate sale price of $253.9 million at an average cap rate of 6.1 percent generating an unlevered internal rate of return (IRR) of 10.0 percent. In addition, the company sold 157 condominium units for $37.3 million.

    Share Repurchase

    During the first quarter of 2007, the company repurchased and retired 4,140,254 of its common shares at an average purchase price of $48.76 per share for an aggregate purchase of approximately $201.9 million. The company's Board of Trustees has authorized an increase of approximately $200 million in the company's share repurchase program, bringing the amount currently available under the plan to $500 million.

    "We were pleased to take advantage of the excellent opportunity that the recent pullback in Equity Residential's common share price created for us to buy our portfolio at a significant discount to the value of our assets. Our Board has given us authorization to increase the amount we have available and we will continue to create value for our shareholders by buying our own portfolio whenever an appropriate discount exists," said Mr. Neithercut.

    New Disclosure

    On pages 24 and 25 of this release, the company has provided new disclosure including:

    -- a reconciliation of guidance midpoint First Quarter 2007 FFO to actual First Quarter 2007 FFO;

    -- a breakout of items included in FFO in the First Quarters of both 2006 and 2007 that by their nature are not comparable from period to period; and

    --  additional assumptions used to create 2007 earnings guidance.

    Second Quarter 2007 Results

    Equity Residential expects to announce second quarter 2007 results on Tuesday, July 31, 2007 and host a conference call to discuss those results at Noon CT on Wednesday, August 1, 2007.

    Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 618 properties consisting of 166,324 units. For more information on Equity Residential, please visit our website at www.equityresidential.com.

    Forward-Looking Statements

    In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential's management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityresidential.com. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

    A live webcast of the company's conference call discussing these results and outlook for 2007 will take place tomorrow, Wednesday, May 2, at 10:00 a.m. Central. Please visit the Investor Information section of the company's web site at www.equityresidential.com for the link. A replay of the webcast will be available for two weeks at this site.


                          EQUITY RESIDENTIAL
                CONSOLIDATED STATEMENTS OF OPERATIONS
             (Amounts in thousands except per share data)
                             (Unaudited)

                                                   Quarter Ended
                                                     March 31,
                                             -------------------------
                                                2007         2006
                                             ------------ ------------
REVENUES
  Rental income                                 $523,898     $459,971
  Fee and asset management                         2,267        2,487
                                             ------------ ------------

    Total revenues                               526,165      462,458
                                             ------------ ------------

EXPENSES
  Property and maintenance                       141,581      122,061
  Real estate taxes and insurance                 58,977       46,071
  Property management                             24,904       23,642
  Fee and asset management                         2,341        2,168
  Depreciation                                   152,821      128,676
  General and administrative                       9,966       13,040
  Impairment                                         236          566
                                             ------------ ------------

    Total expenses                               390,826      336,224
                                             ------------ ------------

Operating income                                 135,339      126,234

  Interest and other income                        2,444        2,352
  Interest:
    Expense incurred, net                       (111,660)    (104,555)
    Amortization of deferred financing costs      (2,564)      (2,738)
                                             ------------ ------------
Income before allocation to Minority
 Interests, loss from investments in
 unconsolidated entities, net gain on sales
 of unconsolidated entities and discontinued
 operations                                       23,559       21,293
Allocation to Minority Interests:
  Operating Partnership, net                        (939)        (543)
  Preference Interests and Units                    (223)      (1,099)
  Partially Owned Properties                        (592)      (1,521)
  Premium on redemption of Preference
   Interests                                           -         (674)
Loss from investments in unconsolidated
 entities                                           (229)        (230)
Net gain on sales of unconsolidated entities           -          329
                                             ------------ ------------
Income from continuing operations, net of
 minority interests                               21,576       17,555
Discontinued operations, net of minority
 interests                                       104,661      360,260
                                             ------------ ------------
Net income                                       126,237      377,815
Preferred distributions                           (7,424)     (10,095)
                                             ------------ ------------
Net income available to Common Shares           $118,813     $367,720
                                             ============ ============

Earnings per share - basic:
Income from continuing operations available
 to Common Shares                                  $0.05        $0.03
                                             ============ ============
Net income available to Common Shares              $0.41        $1.27
                                             ============ ============
Weighted average Common Shares outstanding       292,251      288,880
                                             ============ ============

Earnings per share - diluted:
Income from continuing operations available
 to Common Shares                                  $0.05        $0.03
                                             ============ ============
Net income available to Common Shares              $0.40        $1.25
                                             ============ ============
Weighted average Common Shares outstanding       316,265      314,049
                                             ============ ============

Distributions declared per Common Share
 outstanding                                     $0.4625      $0.4425
                                             ============ ============


                          EQUITY RESIDENTIAL
           CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS
             (Amounts in thousands except per share data)
                             (Unaudited)

                                                   Quarter Ended
                                                     March 31,
                                             -------------------------
                                                2007         2006
                                             ------------ ------------

Net income                                      $126,237     $377,815
Allocation to Minority Interests - Operating
 Partnership, net                                    939          543
Adjustments:
    Depreciation                                 152,821      128,676
    Depreciation - Non-real estate additions      (2,035)      (1,796)
    Depreciation - Partially Owned and
     Unconsolidated Properties                       943        1,550
    Net gain on sales of unconsolidated
     entities                                          -         (329)
    Discontinued operations:
      Depreciation                                 1,853       18,047
      Gain on sales of discontinued
       operations, net of minority interests    (104,810)    (347,953)
      Net incremental gain on sales of
       condominium units                           4,692        7,127
      Provision for income taxes - Non-condo
       sales                                        (187)           -
      Minority Interests - Operating
       Partnership                                   (10)         869
                                             ------------ ------------

FFO (1)(2)                                       180,443      184,549
Preferred distributions                           (7,424)     (10,095)
                                             ------------ ------------

FFO available to Common Shares and OP Units
 - basic                                        $173,019     $174,454
                                             ============ ============

FFO available to Common Shares and OP Units
 - diluted                                      $173,224     $174,700
                                             ============ ============

FFO per share and OP Unit - basic                  $0.56        $0.56
                                             ============ ============

FFO per share and OP Unit - diluted                $0.55        $0.56
                                             ============ ============

Weighted average Common Shares and OP Units
 outstanding - basic                             311,698      309,335
                                             ============ ============

Weighted average Common Shares and OP Units
 outstanding - diluted                           316,794      314,686
                                             ============ ============


(1) The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property.

(2) The Company believes that FFO is helpful to investors as a supplemental measure of the operating performance of a real estate company, because it is a recognized measure of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help compare the operating performance of a company's real estate between periods or as compared to different companies. FFO does not represent net income or net cash flows from operating activities in accordance with GAAP. Therefore, FFO should not be exclusively considered as an alternative to net income or to net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.


                          EQUITY RESIDENTIAL
                     CONSOLIDATED BALANCE SHEETS
           (Amounts in thousands except for share amounts)
                             (Unaudited)

                                              March 31,   December 31,
                                                2007         2006
                                             ------------ ------------
ASSETS
Investment in real estate
  Land                                        $3,391,105   $3,217,672
  Depreciable property                        13,784,447   13,376,359
  Projects under development                     384,534      399,131
  Land held for development                      296,990      242,013
                                             ------------ ------------
Investment in real estate                     17,857,076   17,235,175
  Accumulated depreciation                    (3,103,329)  (3,022,480)
                                             ------------ ------------
Investment in real estate, net                14,753,747   14,212,695

Cash and cash equivalents                        171,742      260,277
Investments in unconsolidated entities             4,196        4,448
Deposits - restricted                            188,958      391,825
Escrow deposits - mortgage                        23,426       25,528
Deferred financing costs, net                     46,434       43,384
Other assets                                     133,391      124,062
                                             ------------ ------------
       Total assets                          $15,321,894  $15,062,219
                                             ============ ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Mortgage notes payable                      $3,105,938   $3,178,223
  Notes, net                                   4,420,467    4,419,433
  Lines of credit                                947,500      460,000
  Accounts payable and accrued expenses          118,319       96,699
  Accrued interest payable                        70,303       91,172
  Other liabilities                              367,567      311,557
  Security deposits                               60,474       58,072
  Distributions payable                          150,577      151,382
                                             ------------ ------------
       Total liabilities                       9,241,145    8,766,538
                                             ------------ ------------

Commitments and contingencies
Minority Interests:
  Operating Partnership                          352,639      372,961
  Preference Interests and Units                  11,684       11,684
  Partially Owned Properties                      20,995       26,814
                                             ------------ ------------
       Total Minority Interests                  385,318      411,459
                                             ------------ ------------

Shareholders' equity:
  Preferred Shares of beneficial interest,
   $0.01 par value; 100,000,000 shares
   authorized; 2,746,850 shares issued and
   outstanding as of March 31, 2007 and
   2,762,950 shares issued and outstanding
   as of December 31, 2006                       386,171      386,574
  Common Shares of beneficial interest,
   $0.01 par value; 1,000,000,000 shares
   authorized; 290,747,000 shares issued and
   outstanding as of March 31, 2007 and
   293,551,633 shares issued and outstanding
   as of December 31, 2006                         2,907        2,936
   Paid in capital                             5,176,897    5,349,194
   Retained earnings                             143,024      159,528
   Accumulated other comprehensive loss          (13,568)     (14,010)
                                             ------------ ------------
       Total shareholders' equity              5,695,431    5,884,222
                                             ------------ ------------
       Total liabilities and shareholders'
        equity                               $15,321,894  $15,062,219
                                             ============ ============


                          EQUITY RESIDENTIAL

                          Portfolio Summary
                         As of March 31, 2007

                                                  % of 2007  Average
                                       % of Total Stabilized   Rental
       Markets     Properties  Units      Units       NOI    Rate (1)
    -------------- ---------- -------- ---------- ---------- ---------

1   New York Metro
     Area                 18    5,443        3.3%       8.5%   $2,459
2   South Florida         36   11,865        7.1%       8.4%    1,298
3   Los Angeles           37    7,709        4.6%       7.3%    1,667
4   DC Northern
     Virginia             25    8,473        5.1%       7.3%    1,529
5   Seattle/Tacoma        49   11,285        6.8%       6.8%    1,163
6   Boston                37    6,889        4.2%       6.4%    1,479
7   Phoenix               41   11,861        7.1%       5.8%      934
8   San Francisco
     Bay Area             27    6,501        3.9%       4.9%    1,552
9   Denver                29    9,547        5.7%       4.6%      907
10  Atlanta               35   10,719        6.5%       4.5%      883
11  Orlando               24    7,543        4.5%       4.5%    1,054
12  San Diego             13    4,051        2.4%       3.7%    1,583
13  Inland Empire
     CA                   15    4,655        2.8%       3.4%    1,342
14  Dallas/Ft
     Worth                31    8,731        5.3%       3.1%      830
15  Orange County          9    3,175        1.9%       3.0%    1,512
16  New England
     (excl Boston)        41    5,823        3.5%       2.9%    1,061
17  Suburban
     Maryland             21    5,145        3.1%       2.9%    1,051
18  Jacksonville          12    3,755        2.3%       1.7%      895
19  Portland OR           11    3,713        2.2%       1.6%      891
20  Raleigh/Durham        16    4,032        2.4%       1.5%      740
                   ---------- -------- ---------- ---------- ---------

    Top 20 Total         527  140,915       84.7%      92.8%    1,212

21  Houston               12    3,229        1.9%       1.4%      893
22  Tampa/Ft Myers        10    3,141        1.9%       1.3%      930
23  Austin                12    3,671        2.2%       1.3%      800
24  Charlotte             11    3,391        2.1%       0.9%      671
25  Nashville              7    1,989        1.2%       0.7%      829
26  Central Valley
     CA                   10    1,595        1.0%       0.5%    1,038
27  Minneapolis/St
     Paul                  2      319        0.2%       0.1%    1,319
28  Other                 16    3,871        2.3%       1.0%      863
                   ---------- -------- ---------- ---------- ---------

    Total                607  162,121       97.5%     100.0%    1,164

    Condominium
     Conversion           10      643        0.4%         -         -
    Military
     Housing               1    3,560        2.1%         -         -
                   ---------- -------- ---------- ---------- ---------

    Grand Total          618  166,324      100.0%     100.0%   $1,164
                   ========== ======== ========== ========== =========

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the month of March 2007.


                          EQUITY RESIDENTIAL

                    Portfolio as of March 31, 2007

                                    Properties    Units
                                   ----------- -----------

  Wholly Owned
   Properties                             545     146,473
  Partially Owned
   Properties:
    Consolidated                           27       5,445
    Unconsolidated                         45      10,846
  Military Housing
   (Fee Managed)                            1       3,560
                                   ----------- -----------
                                          618     166,324



                    Portfolio Rollforward Q1 2007

                       Properties     Units    $ Thousands  Cap Rate
                      ------------ ----------- ----------- -----------

      12/31/2006              617     165,716

Acquisitions:
  Rental Properties            13       3,899    $674,156         5.3%
  Land Parcels
   (three)                      -           -     $42,450
Dispositions:
  Rental Properties           (12)     (3,711)  $(253,930)        6.1%
  Condominium Units            (2)       (157)   $(37,280)
Completed
 Developments                   2         572
Configuration Changes           -           5

                      ------------ -----------
      3/31/2007               618     166,324


                          EQUITY RESIDENTIAL

              First Quarter 2007 vs. First Quarter 2006
          Quarter over Quarter Same-Store Results/Statistics

$ in Thousands (except for Average Rental Rate) - 133,703 Same-Store
                                 Units

                         Results                    Statistics
              ----------------------------- --------------------------
                                            Average
                                             Rental
                                             Rate
 Description  Revenues  Expenses   NOI (1)    (2)   Occupancy Turnover
------------- --------- --------- --------- ------- --------- --------
   Q1 2007    $448,401  $174,840  $273,561  $1,181      94.8%  (13.5%)
   Q1 2006    $426,236  $166,133  $260,103  $1,124      94.6%  (13.9%)
              --------- --------- --------- ------- --------- --------
   Change      $22,165    $8,707   $13,458     $57       0.2%     0.4%
              ========= ========= ========= ======= ========= ========
   Change          5.2%      5.2%      5.2%    5.1%



              First Quarter 2007 vs. Fourth Quarter 2006
    Sequential Quarter over Quarter Same-Store Results/Statistics

$ in Thousands (except for Average Rental Rate) - 141,485 Same-Store
                                 Units

                         Results                    Statistics
              ----------------------------- --------------------------
                                            Average
                                             Rental
                                             Rate
 Description  Revenues  Expenses   NOI (1)    (2)   Occupancy Turnover
------------- --------- --------- --------- ------- --------- --------
   Q1 2007    $477,344  $187,085  $290,259  $1,189      94.8%  (13.6%)
   Q4 2006    $473,686  $182,176  $291,510  $1,183      94.5%  (15.4%)
              --------- --------- --------- ------- --------- --------
   Change       $3,658    $4,909   $(1,251)     $6       0.3%     1.8%
              ========= ========= ========= ======= ========= ========
   Change          0.8%      2.7%    (0.4%)    0.5%




(1) The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense, and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company's apartment communities.

(2) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.


                          EQUITY RESIDENTIAL

                    Same-Store NOI Reconciliation
              First Quarter 2007 vs. First Quarter 2006

The following table presents a reconciliation of operating income per the consolidated statements of operations to NOI for the First
 Quarter 2007 Same-Store Properties:

                                                   Quarter Ended
                                                     March 31,
                                             -------------------------
                                                2007         2006
                                             ------------ ------------
                                              (Amounts in thousands)

Operating income                                $135,339     $126,234
Adjustments:
  Non-same-store operating results               (24,875)      (8,094)
  Fee and asset management revenue                (2,267)      (2,487)
  Fee and asset management expense                 2,341        2,168
  Depreciation                                   152,821      128,676
  General and administrative                       9,966       13,040
  Impairment                                         236          566
                                             ------------ ------------

Same-store NOI                                  $273,561     $260,103
                                             ============ ============


                          EQUITY RESIDENTIAL

              First Quarter 2007 vs. First Quarter 2006
                     Same-Store Results by Market



   -------------------------------------------------------------------
                                         1Q 2007   1Q 2007   1Q 2007
                                           % of    Average   Weighted
                                          Actual    Rental   Average
                                                            Occupancy
             Markets            Units      NOI     Rate (1)      %
   -------------------------------------------------------------------
1  New York Metro Area            5,153       8.8%   $2,525      96.1%
2  Los Angeles                    6,221       7.3%    1,672      95.2%
3  Seattle/Tacoma                 8,532       6.5%    1,198      94.6%
4  DC Northern Virginia           6,662       6.3%    1,430      94.9%
5  South Florida                  7,662       6.2%    1,316      94.3%
6  San Francisco Bay Area         5,990       6.1%    1,505      95.5%
7  Boston                         5,761       6.0%    1,722      93.2%
8  Phoenix                        9,247       5.5%      925      94.2%
9  Atlanta                        8,795       4.7%      882      95.7%
10 Orlando                        6,473       4.3%    1,043      94.0%
11 Denver                         7,775       4.3%      844      95.2%
12 San Diego                      3,486       3.8%    1,568      94.5%
13 Dallas/Ft Worth                7,151       3.4%      862      94.8%
14 Inland Empire CA               3,712       3.3%    1,311      94.3%
15 New England (excl Boston)      5,823       3.3%    1,061      93.9%
16 Orange County                  3,013       3.3%    1,518      95.6%
17 Suburban Maryland              4,041       2.5%    1,063      93.3%
18 Jacksonville                   3,515       1.9%      900      94.6%
19 Portland OR                    3,409       1.9%      907      95.1%
20 Austin                         3,671       1.6%      810      96.8%
                              ----------------------------------------
                Top 20 Markets  116,092      91.0%    1,228      94.8%
             All Other Markets   17,611       9.0%      866      95.1%
                              ----------------------------------------
                         Total  133,703     100.0%   $1,181      94.8%
                              ========================================


                    --------------------------------------------------
                          Increase (Decrease) from Prior Quarter
   -------------------------------------------------------------------

                                                   Average
                                                    Rental
        Markets      Revenues  Expenses    NOI     Rate (1) Occupancy
   -------------------------------------------------------------------
1  New York Metro
    Area                  7.1%      4.3%      8.8%      6.7%      0.4%
2  Los Angeles            5.6%      1.9%      7.5%      5.1%      0.5%
3  Seattle/Tacoma         6.6%      3.4%      8.8%      6.6%    (0.1%)
4  DC Northern
    Virginia              5.9%     14.3%      1.6%      5.4%      0.5%
5  South Florida          2.3%      8.6%    (1.6%)      4.5%    (2.0%)
6  San Francisco Bay
    Area                  8.0%      3.9%     10.4%      7.5%      0.3%
7  Boston                 1.8%      0.4%      2.8%      1.9%    (0.1%)
8  Phoenix                7.2%      9.1%      6.0%      9.0%    (1.6%)
9  Atlanta                5.8%      4.3%      6.9%      4.7%      0.9%
10 Orlando                4.0%     10.6%      0.2%      4.8%    (0.8%)
11 Denver                 4.4%     10.7%      1.0%      4.1%      0.3%
12 San Diego              4.1%      2.5%      4.9%      4.4%    (0.3%)
13 Dallas/Ft Worth        3.0%      4.0%      2.2%      2.5%      0.5%
14 Inland Empire CA       5.1%      6.2%      4.5%      3.3%      1.6%
15 New England (excl
    Boston)               7.0%      0.9%     13.4%      3.9%      2.7%
16 Orange County          4.7%      1.5%      6.3%      4.3%      0.3%
17 Suburban Maryland      1.1%     12.8%    (6.3%)      2.3%    (1.1%)
18 Jacksonville           2.7%      5.6%      0.7%      3.2%    (0.5%)
19 Portland OR            8.4%      3.1%     12.2%      8.3%      0.1%
20 Austin                 9.1%      0.9%     18.0%      6.8%      2.0%
                    --------------------------------------------------
      Top 20 Markets      5.2%      5.4%      5.1%      5.1%      0.1%
   All Other Markets      5.0%      4.3%      5.7%      4.4%      0.5%
                    --------------------------------------------------
               Total      5.2%      5.2%      5.2%      5.1%      0.2%
                    ==================================================


(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.


                          EQUITY RESIDENTIAL

              First Quarter 2007 vs. Fourth Quarter 2006
               Sequential Same-Store Results by Market



   -------------------------------------------------------------------
                                         1Q 2007   1Q 2007   1Q 2007
                                           % of    Average   Weighted
                                          Actual    Rental   Average
                                                            Occupancy
             Markets            Units      NOI     Rate (1)      %
   -------------------------------------------------------------------
1  New York Metro Area            5,288       8.7%   $2,544      96.2%
2  Los Angeles                    6,754       7.4%    1,654      94.8%
3  South Florida                  9,347       7.1%    1,307      94.3%
4  DC Northern Virginia           7,286       6.6%    1,449      94.9%
5  Seattle/Tacoma                 9,060       6.6%    1,200      94.6%
6  Boston                         6,289       6.3%    1,731      93.1%
7  San Francisco Bay Area         6,242       5.9%    1,486      95.4%
8  Phoenix                        9,247       5.2%      925      94.2%
9  Atlanta                        9,353       4.8%      900      95.3%
10 Denver                         8,807       4.7%      861      95.2%
11 Orlando                        6,959       4.4%    1,046      94.1%
12 San Diego                      3,822       3.9%    1,572      94.4%
13 Dallas/Ft Worth                7,301       3.3%      870      94.8%
14 New England (excl Boston)      5,823       3.1%    1,061      93.9%
15 Orange County                  3,013       3.1%    1,518      95.6%
16 Inland Empire CA               4,355       2.6%    1,328      94.2%
17 Suburban Maryland              4,041       2.4%    1,063      93.3%
18 Jacksonville                   3,515       1.8%      900      94.6%
19 Portland OR                    3,409       1.8%      907      95.1%
20 Raleigh/Durham                 3,640       1.6%      755      95.2%
                              ----------------------------------------
                Top 20 Markets  123,551      91.3%    1,235      94.6%

             All Other Markets   17,934       8.7%      876      95.5%
                              ----------------------------------------
                         Total  141,485     100.0%   $1,189      94.8%
                              ========================================


                    --------------------------------------------------
                          Increase (Decrease) from Prior Quarter
   -------------------------------------------------------------------

                                                   Average
                                                    Rental
        Markets      Revenues  Expenses    NOI     Rate (1) Occupancy
   -------------------------------------------------------------------
1  New York Metro
    Area                  0.8%      4.1%    (1.0%)      1.2%    (0.4%)
2  Los Angeles            1.1%      1.2%      1.0%      1.1%      0.0%
3  South Florida          0.3%      1.5%    (0.5%)    (0.6%)      0.8%
4  DC Northern
    Virginia              1.4%      5.4%    (0.8%)    (0.3%)      1.7%
5  Seattle/Tacoma         2.0%      1.7%      2.2%      0.9%      1.0%
6  Boston               (0.5%)      5.3%    (4.1%)      0.4%    (0.8%)
7  San Francisco Bay
    Area                  2.0%      5.3%      0.2%      1.6%      0.4%
8  Phoenix                0.9%      4.2%    (1.1%)      1.1%    (0.2%)
9  Atlanta                0.3%      3.8%    (2.2%)      0.0%      0.3%
10 Denver                 1.2%      3.8%    (0.3%)      0.8%      0.4%
11 Orlando                0.0%      3.7%    (2.3%)    (0.2%)      0.1%
12 San Diego              0.4%      1.0%      0.2%      1.9%    (1.4%)
13 Dallas/Ft Worth        1.2%    (5.4%)      7.8%      0.5%      0.7%
14 New England (excl
    Boston)             (0.6%)      6.1%    (6.2%)      0.1%    (0.7%)
15 Orange County        (0.2%)    (3.9%)      1.7%      0.2%    (0.3%)
16 Inland Empire CA       0.4%      3.9%    (1.4%)      1.2%    (0.8%)
17 Suburban Maryland      1.9%      9.4%    (3.3%)    (1.8%)      3.3%
18 Jacksonville           0.2%      5.1%    (2.9%)    (0.2%)      0.4%
19 Portland OR            2.8%    (0.3%)      5.0%      1.9%      0.8%
20 Raleigh/Durham       (1.0%)      2.6%    (3.4%)    (0.3%)    (0.7%)
                    --------------------------------------------------
      Top 20 Markets      0.8%      3.0%    (0.6%)      0.5%      0.3%

   All Other Markets      0.8%      0.1%      1.4%      0.8%      0.1%
                    --------------------------------------------------
               Total      0.8%      2.7%    (0.4%)      0.5%      0.3%
                    ==================================================


(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.


                          EQUITY RESIDENTIAL

                  Debt Summary as of March 31, 2007
                        (Amounts in thousands)

                                                             Weighted
                                                  Weighted   Average
                                          % of     Average  Maturities
                            Amounts (1)   Total   Rates (1)  (years)
                            ----------- --------- --------- ----------

Secured                     $3,105,938      36.7%     5.73%       6.3
Unsecured                    5,367,967      63.3%     5.69%       6.5
                            ----------- --------- --------- ----------
  Total                     $8,473,905     100.0%     5.71%       6.4
                            =========== ========= ========= ==========

Fixed Rate Debt:
  Secured - Conventional    $2,158,687      25.5%     6.23%       4.5
  Secured - Tax Exempt          11,200       0.1%     6.46%      19.7
  Unsecured - Public/Private 4,162,825      49.1%     5.69%       6.6
  Unsecured - Tax Exempt       111,390       1.3%     5.06%      22.1
                            ----------- --------- --------- ----------
    Fixed Rate Debt          6,444,102      76.0%     5.86%       6.2
                            ----------- --------- --------- ----------

Floating Rate Debt:
  Secured - Conventional       414,162       4.9%     6.04%       2.0
  Secured - Tax Exempt         521,889       6.2%     3.44%      16.9
  Unsecured - Public           146,252       1.7%     6.53%       2.2
  Unsecured - Revolving
   Credit Facility             947,500      11.2%     5.63%       4.9
                            ----------- --------- --------- ----------
    Floating Rate Debt       2,029,803      24.0%     5.13%       7.2
                            ----------- --------- --------- ----------

  Total                     $8,473,905     100.0%     5.71%       6.4
                            =========== ========= ========= ==========

(1) Net of the effect of any derivative instruments. Weighted average rates are for the quarter ended March 31, 2007.

Note: The Company capitalized interest of approximately $7.9 million and $4.0 million for the quarters ended March 31, 2007 and 2006, respectively.


             Debt Maturity Schedule as of March 31, 2007
                        (Amounts in thousands)

                                                    Weighted  Weighted
                                                    Average   Average
                                                      Rates     Rates
                      Floating                      on Fixed  on Total
         Fixed Rate      Rate                 % of     Rate     Debt
 Year        (1)         (1)        Total    Total  Debt (1)    (1)
------   ----------- ----------- ----------- ------ --------- --------


 2007      $237,777     $85,147    $322,924    3.8%     6.60%    6.67%
 2008       479,938     119,571     599,509    7.1%     6.65%    6.61%
 2009       457,821     380,367     838,188    9.9%     6.35%    5.35%
 2010       279,576           -     279,576    3.3%     7.05%    7.05%
 2011 (2) 1,448,748      24,150   1,472,898   17.4%     5.52%    5.49%
 2012 (3)   555,380     947,500   1,502,880   17.7%     6.49%    5.94%
 2013       567,010           -     567,010    6.7%     5.93%    5.93%
 2014       503,771      34,460     538,231    6.4%     5.27%    5.26%
 2015       357,579           -     357,579    4.2%     6.40%    6.40%
 2016     1,088,845           -   1,088,845   12.8%     5.32%    5.32%
2017+       467,657     438,608     906,265   10.7%     6.70%    5.55%
         ----------- ----------- ----------- ------ --------- --------
Total    $6,444,102  $2,029,803  $8,473,905  100.0%     5.97%    5.77%
         =========== =========== =========== ====== ========= ========

(1) Net of the effect of any derivative instruments. Weighted average rates are as of March 31, 2007.

(2) Includes $650.0 million of 3.85% convertible unsecured debt with a final maturity of 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.

(3) Includes $947.5 million outstanding on the Company's $1.5 billion unsecured revolving credit facility, which matures on February 28, 2012.


                          EQUITY RESIDENTIAL

             Unsecured Debt Summary as of March 31, 2007
                        (Amounts in thousands)

                                               Unamortized
               Coupon    Due          Face      Premium/       Net
                Rate    Date         Amount    (Discount)    Balance
               -------------------------------------------------------

Fixed Rate
 Notes:
               7.625% 04/15/07        $50,000          $7     $50,007
               6.900% 08/01/07         50,000          (8)     49,992
               7.540% 09/01/07 (1)      4,286           -       4,286
               4.861% 11/30/07         50,000           -      50,000
               7.500% 08/15/08 (1)    130,000           -     130,000
               4.750% 06/15/09 (2)    300,000        (605)    299,395
               6.950% 03/02/11        300,000       3,445     303,445
               6.625% 03/15/12        400,000      (1,456)    398,544
               5.200% 04/01/13        400,000        (710)    399,290
               5.250% 09/15/14        500,000        (458)    499,542
               6.584% 04/13/15        300,000        (892)    299,108
               5.125% 03/15/16        500,000        (480)    499,520
               5.375% 08/01/16        400,000      (1,732)    398,268
               7.125% 10/15/17        150,000        (684)    149,316
               7.570% 08/15/26        140,000           -     140,000
               3.850% 08/15/26 (3)    650,000      (7,888)    642,112
Floating Rate
 Adjustments                   (2)   (150,000)          -    (150,000)
                                   -----------------------------------
                                    4,174,286     (11,461)  4,162,825
                                   -----------------------------------

Fixed Rate Tax
 Exempt Notes:
               4.750% 12/15/28 (1)     35,600           -      35,600
               5.200% 06/15/29 (1)     75,790           -      75,790
                                   -----------------------------------
                                      111,390           -     111,390
                                   -----------------------------------

Floating Rate
 Notes:
                      06/15/09 (2)    150,000           -     150,000
FAS 133
 Adjustments -
 net                           (2)     (3,748)          -      (3,748)
                                   -----------------------------------
                                      146,252           -     146,252
                                   -----------------------------------

Revolving
 Credit
 Facility:            02/28/12 (4)    947,500           -     947,500
                                   -----------------------------------

Total
 Unsecured
 Debt                              $5,379,428    $(11,461) $5,367,967
                                   ===================================

(1) Notes are private. All other unsecured debt is public.

(2) $150.0 million in fair value interest rate swaps converts 50% of the 4.750% Notes due June 15, 2009 to a floating interest rate.

(3) Convertible notes mature on August 15, 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.

(4) Represents amount outstanding on the Company's $1.5 billion unsecured revolving credit facility which matures on February 28, 2012.


                          EQUITY RESIDENTIAL

               Selected Unsecured Public Debt Covenants

                                              March 31,   December 31,
                                                 2007         2006
                                             ------------ ------------

Total Debt to Adjusted Total Assets (not to
 exceed 60%)                                        46.1%        44.6%


Secured Debt to Adjusted Total Assets (not to
 exceed 40%)                                        16.9%        17.6%


Consolidated Income Available for Debt
 Service to Maximum Annual Service Charges
  (must be at least 1.5 to 1)                       2.63         2.59


Total Unsecured Assets to Unsecured Debt
  (must be at least 150%)                          236.8%       250.6%


These selected covenants relate to ERP Operating Limited Partnership's
 ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP.


                          EQUITY RESIDENTIAL

                Capital Structure as of March 31, 2007
    (Amounts in thousands except for share and per share amounts)

  Secured Debt                           $3,105,938     36.7%
  Unsecured Debt                          4,420,467     52.1%
  Revolving
   Credit
   Facility                                 947,500     11.2%
                                        ------------ --------
Total Debt                                8,473,905    100.0%    35.5%

  Common Shares   290,747,000     93.8%
  OP Units         19,311,285      6.2%
                  ------------ --------
Total Shares and
 OP Units         310,058,285    100.0%
Common Share
 Equivalents (see
 below)               838,519
                  ------------
Total outstanding
 at quarter-end   310,896,804
Common Share
 Price at March
 31, 2007              $48.23
                  ------------
                                         14,994,553     97.6%
Perpetual
 Preferred Equity
 (see below)                                375,000      2.4%
                                        ------------ --------
Total Equity                             15,369,553    100.0%    64.5%

Total Market
 Capitalization                         $23,843,458             100.0%


          Convertible Preferred Equity as of March 31, 2007
    (Amounts in thousands except for share and per share amounts)

                                                             Annual
                                                            Dividend
                       Redemption Outstanding  Liquidation     Per
        Series            Date    Shares/Units    Value    Share/Unit
---------------------- ---------- ------------ ----------- -----------
  Preferred Shares:
    7.00% Series E       11/1/98      419,216     $10,480       $1.75
    7.00% Series H       6/30/98       27,634         691        1.75
  Preference
   Interests:
    7.625% Series J     12/14/06      230,000      11,500      3.8125
  Junior Preference
   Units:
    8.00% Series B       7/29/09        7,367         184        2.00
                                  ------------ -----------
Total Convertible
 Preferred Equity                     684,217     $22,855


                         Annual     Weighted                 Common
                        Dividend    Average    Conversion     Share
        Series           Amount       Rate        Ratio    Equivalents
---------------------- ---------- ------------ ----------- -----------
  Preferred Shares:
    7.00% Series E          $734                   1.1128     466,504
    7.00% Series H            48                   1.4480      40,014
  Preference
   Interests:
    7.625% Series J          877                   1.4108     324,484
  Junior Preference
   Units:
    8.00% Series B            15                 1.020408       7,517
                       ----------                          -----------
Total Convertible
 Preferred Equity         $1,674         7.32%                838,519


           Perpetual Preferred Equity as of March 31, 2007
    (Amounts in thousands except for share and per share amounts)


                                                             Annual
                                                             Dividend
                      Redemption  Outstanding  Liquidation     Per
       Series            Date     Shares/Units    Value    Share/Unit
--------------------- ----------- ------------ ----------- -----------
  Preferred Shares:
    8.60% Series D       7/15/07      700,000    $175,000      $21.50
    8.29% Series K      12/10/26    1,000,000      50,000       4.145
    6.48% Series N       6/19/08      600,000     150,000       16.20
                                  ------------ -----------
Total Perpetual
 Preferred Equity                   2,300,000    $375,000


                                                 Annual     Weighted
                                                Dividend     Average
        Series                                   Amount       Rate
----------------------                         ----------- -----------
  Preferred Shares:
    8.60% Series D                                $15,050
    8.29% Series K                                  4,145
    6.48% Series N                                  9,720
                                               -----------
Total Perpetual
 Preferred Equity                                 $28,915        7.71%


                          EQUITY RESIDENTIAL

        Common Share and Operating Partnership Unit (OP Unit)
                 Weighted Average Amounts Outstanding

                                               1Q 2007      1Q 2006
                                             ------------ ------------

Weighted Average Amounts Outstanding for Net
 Income Purposes:
  Common Shares - basic                      292,251,267  288,880,193
  Shares issuable from assumed
   conversion/vesting of:
       - OP Units                             19,446,271   20,454,349
       - share options/restricted shares       4,567,631    4,714,712
                                             ------------ ------------
  Total Common Shares and OP Units - diluted 316,265,169  314,049,254

Weighted Average Amounts Outstanding for FFO
 Purposes:
  Common Shares - basic                      292,251,267  288,880,193
  OP Units - basic                            19,446,271   20,454,349
                                             ------------ ------------
  Total Common Shares and OP Units - basic   311,697,538  309,334,542
  Shares issuable from assumed
   conversion/vesting of:
       - convertible preferred shares/units      528,667      636,811
       - share options/restricted shares       4,567,631    4,714,712
                                             ------------ ------------
  Total Common Shares and OP Units - diluted 316,793,836  314,686,065

Period Ending Amounts Outstanding:
  Common Shares                              290,747,000
  OP Units                                    19,311,285
                                             ------------
  Total Common Shares and OP Units           310,058,285


                          EQUITY RESIDENTIAL

            Partially Owned Entities as of March 31, 2007
      (Amounts in thousands except for project and unit amounts)


                                      Consolidated
                  ----------------------------------------------------
                        Development Projects
                  --------------------------------
                   Held for   Completed, Completed
                    and/or       Not        and
                     Under      Stabil-   Stabil-
                  Development  ized (4)    ized      Other     Total
                  ----------- ---------- --------- --------- ---------

Total projects(1)          -          2         4        21        27
                  ----------- ---------- --------- --------- ---------

Total units(1)             -        572       977     3,896     5,445
                  ----------- ---------- --------- --------- ---------

Operating
 information for
 the quarter ended
 3/31/07 (at
 100%):
  Operating
   revenue                $2       $325    $3,907   $13,752   $17,986
  Operating
   expenses              189        832     1,317     4,870     7,208
                  ----------- ---------- --------- --------- ---------
  Net operating
   income (loss)        (187)      (507)    2,590     8,882    10,778
  Depreciation             -        192     1,459     3,416     5,067
  Other                    -          -         -        29        29
                  ----------- ---------- --------- --------- ---------
  Operating income
   (loss)               (187)      (699)    1,131     5,437     5,682
  Interest and
   other income           20          -        34       255       309
  Interest:
    Expense
     incurred, net      (278)      (333)     (837)   (5,018)   (6,466)
    Amortization
     of deferred
     financing
     costs                 -          -       (12)      (28)      (40)
                  ----------- ---------- --------- --------- ---------
  Net income
   (loss)              $(445)   $(1,032)     $316      $646     $(515)
                  =========== ========== ========= ========= =========


Debt - Secured
 (2):
  EQR Ownership
   (3)               $98,860    $90,237   $61,000  $286,957  $537,054
  Minority
   Ownership               -          -         -    13,321    13,321
                  ----------- ---------- --------- --------- ---------
Total (at 100%)      $98,860    $90,237   $61,000  $300,278  $550,375
                  =========== ========== ========= ========= =========


                                                        Unconsolidated
                                                        --------------

                                                        Institutional
                                                            Joint
                                                           Ventures
                                                        --------------

Total projects(1)                                                  45
                                                        --------------

Total units(1)                                                 10,846
                                                        --------------

Operating
 information for
 the quarter ended
 3/31/07 (at
 100%):
  Operating
   revenue                                                    $26,136
  Operating
   expenses                                                    12,847
                                                        --------------
  Net operating
   income (loss)                                               13,289
  Depreciation                                                  5,366
  Other                                                           120
                                                        --------------
  Operating income
   (loss)                                                       7,803
  Interest and
   other income                                                   138
  Interest:
    Expense
     incurred, net                                             (9,361)
    Amortization
     of deferred
     financing
     costs                                                       (154)
                                                        --------------
  Net income
   (loss)                                                     $(1,574)
                                                        ==============


Debt - Secured
 (2):
  EQR Ownership
   (3)                                                       $121,200
  Minority
   Ownership                                                  363,600
                                                        --------------
Total (at 100%)                                              $484,800
                                                        ==============



(1) Project and unit counts exclude all uncompleted development projects until those projects are substantially completed. See the Consolidated Development Projects schedule for more detail.

(2) All debt is non-recourse to the Company with the exception of $28.3 million in mortgage bonds on one development project.

(3) Represents the Company's economic ownership interest.

(4) Projects included here are substantially complete. However, they may still require additional exterior and interior work for all units to be available for leasing.


                          EQUITY RESIDENTIAL

        Consolidated Development Projects as of March 31, 2007
      (Amounts in thousands except for project and unit amounts)



                                                     Total
                                                      Book
                                                      Value
                                            Total      Not
                         No.     Total       Book    Placed
                          of     Capital    Value To   in     Total
Projects     Location    Units   Cost (1)     Date   Service    Debt
----------------------------------------------------------------------

Projects Under
 Development - Wholly
 Owned:
------------------------
Bella Vista  Woodland
 III          Hills, CA   264     $73,336   $65,008  $65,008       $-
Highland     Westwood,
 Glen II      MA          102      21,620    12,784   12,784    5,000
Emerson/CRP  Boston, MA
 II                       310     167,953    60,616   60,616        -
Redmond      Redmond, WA
 Ridge                    321      55,457    17,550   17,550        -
77 Hudson    Jersey
              City, NJ    481     242,129    51,442   51,442        -
Crowntree    Orlando, FL
 Lakes                    352      58,628    15,664   15,664        -
                        ------ ----------- ---------------------------

Projects Under
 Development - Wholly
 Owned                  1,830     619,123   223,064  223,064    5,000

Projects Under
 Development - Partially
 Owned:
------------------------
Silver       Silver
 Spring       Spring, MD  457     147,454    47,457   47,457        -
303 Third    Cambridge,
 Street       MA          531     248,307    63,513   63,513        -
City Lofts   Chicago, IL  278      71,109    18,846   18,846        -
Alta Pacific Irvine, CA
 (2)                      132      46,416    27,275   27,275   28,260
                        ----------------------------------------------

Projects Under
 Development - Partially
 Owned                  1,398     513,286   157,091  157,091   28,260

                        ----------------------------------------------
Projects
 Under
 Development            3,228   1,132,409   380,155  380,155   33,260
                        ----------------------------------------------

Land Held
 for
 Development              N/A           -   296,990  296,990   70,600
                        ----------------------------------------------

Land/Projects Held for
 and/or Under
 Development            3,228   1,132,409   677,145  677,145  103,860
                        ----------------------------------------------

Completed Not Stabilized
 - Wholly Owned:
------------------------
2400 M St    Washington,
 (3)          D.C.        359     111,947   107,856        -        -
                        ----------------------------------------------

Projects Completed Not
 Stabilized - Wholly
 Owned                    359     111,947   107,856        -        -

Completed Not Stabilized
 - Partially Owned (4):
------------------------
Mozaic       Los
 (a.k.a.      Angeles,
 Union        CA
 Station)                 272      69,661    67,900    2,508   42,192
Vintage      Ontario, CA  300      53,810    52,177    1,871   48,045
                        ----------------------------------------------

Projects Completed Not
 Stabilized - Partially
 Owned                    572     123,471   120,077    4,379   90,237

                        ----------------------------------------------
Projects
 Completed
 Not
 Stabilized               931     235,418   227,933    4,379   90,237
                        ----------------------------------------------

Completed and Stabilized
 During the Quarter:
------------------------

                        ----------------------------------------------
Projects Completed and
 Stabilized During the
 Quarter                    -           -         -        -        -
                        ----------------------------------------------


Total
 Projects               4,159  $1,367,827  $905,078 $681,524 $194,097
                        ==============================================


NOI CONTRIBUTION FROM
 DEVELOPMENT PROJECTS
Projects
 Under
 Development
Completed
 Not
 Stabilized
Completed and Stabilized
 During the Quarter
   Total
    Development/Newly
    Stabilized NOI
    Contribution

                                  Percentage  Percentage  Percentage
Projects          Location          Completed    Leased     Occupied
----------------------------------------------------------------------

Projects Under Development -
 Wholly Owned:
----------------------------------
Bella Vista III   Woodland Hills,
                   CA                      94%          6%          3%
Highland Glen II  Westwood, MA             75%          -           -
Emerson/CRP II    Boston, MA               47%          -           -
Redmond Ridge     Redmond, WA              22%          -           -
77 Hudson         Jersey City, NJ          11%          -           -
Crowntree Lakes   Orlando, FL               4%          -           -

Projects Under Development -
 Wholly Owned

Projects Under Development -
 Partially Owned:
----------------------------------
Silver Spring     Silver Spring,
                   MD                      22%          -           -
303 Third Street  Cambridge, MA            12%          -           -
City Lofts        Chicago, IL              18%          -           -
Alta Pacific (2)  Irvine, CA               39%          -           -

Projects Under Development -
 Partially Owned

Projects Under
 Development

Land Held for
 Development

Land/Projects Held for and/or
 Under Development

Completed Not Stabilized - Wholly
 Owned:
----------------------------------
2400 M St (3)     Washington, D.C.        100%         82%         69%

Projects Completed Not Stabilized
 - Wholly Owned

Completed Not Stabilized -
 Partially Owned (4):
----------------------------------
Mozaic (a.k.a.    Los Angeles, CA
 Union Station)                           100%         42%         39%
Vintage           Ontario, CA             100%         38%         33%

Projects Completed Not Stabilized
 - Partially Owned

Projects Completed
 Not Stabilized

Completed and Stabilized During
 the Quarter:
----------------------------------

Projects Completed and Stabilized
 During the Quarter


Total Projects

                                     Total
NOI CONTRIBUTION FROM DEVELOPMENT Capital Cost
 PROJECTS                              (1)    Q1 2007 NOI
                                  ------------------------
Projects Under
 Development                       $1,132,409         $(2)
Completed Not
 Stabilized                           235,418         773
Completed and Stabilized During
 the Quarter                                -           -
                                  ------------------------
   Total Development/Newly
    Stabilized NOI Contribution    $1,367,827        $771
                                  ========================

                                          Estimated      Estimated
                                          Completion    Stabilization
Projects          Location                    Date           Date
----------------------------------------------------------------------

Projects Under Development - Wholly
 Owned:
----------------------------------------
Bella Vista III   Woodland Hills, CA            2Q 2007        1Q 2008
Highland Glen II  Westwood, MA                  2Q 2007        1Q 2008
Emerson/CRP II    Boston, MA                    2Q 2008        1Q 2009
Redmond Ridge     Redmond, WA                   2Q 2008        3Q 2010
77 Hudson         Jersey City, NJ               2Q 2009        4Q 2010
Crowntree Lakes   Orlando, FL                   3Q 2008        3Q 2009

Projects Under Development - Wholly
 Owned

Projects Under Development - Partially
 Owned:
----------------------------------------
Silver Spring     Silver Spring, MD             4Q 2008        3Q 2010
303 Third Street  Cambridge, MA                 3Q 2008        1Q 2010
City Lofts        Chicago, IL                   3Q 2008        2Q 2009
Alta Pacific (2)  Irvine, CA                    4Q 2007        3Q 2008

Projects Under Development - Partially
 Owned

Projects Under
 Development

Land Held for
 Development

Land/Projects Held for and/or Under
 Development

Completed Not Stabilized - Wholly Owned:
----------------------------------------
2400 M St (3)     Washington, D.C.            Completed        3Q 2007

Projects Completed Not Stabilized -
 Wholly Owned

Completed Not Stabilized - Partially
 Owned (4):
----------------------------------------
Mozaic (a.k.a.    Los Angeles, CA             Completed        1Q 2008
 Union Station)
Vintage           Ontario, CA                 Completed        1Q 2008

Projects Completed Not Stabilized -
 Partially Owned

Projects Completed
 Not Stabilized

Completed and Stabilized During the
 Quarter:
----------------------------------------

Projects Completed and Stabilized During the Quarter


Total Projects


NOI CONTRIBUTION FROM DEVELOPMENT
 PROJECTS
Projects Under
 Development
Completed Not
 Stabilized
Completed and Stabilized During the
 Quarter
   Total Development/Newly Stabilized
    NOI Contribution



(1) Total capital cost represents estimated development cost for projects under development and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2) Debt is primarily tax-exempt bonds that are entirely outstanding, with $18.9 million unfunded and classified as deposits - restricted in the consolidated balance sheets at 3/31/07.

(3) EQR acquired its partner's interest on 4/28/06 and now wholly-owns the property. Total Book Value to Date does not include additional purchase consideration of $30.7 million.

(4) Projects included here are substantially complete. However, they may still require additional exterior and interior work for all units to be available for leasing.


                          EQUITY RESIDENTIAL


  Consolidated Condominium Conversion Projects as of March 31, 2007
      (Amounts in thousands except for project and unit amounts)




                                                    Units
                                        ------------------------------
                                                      Available for
                                                            Sale
                                                     -----------------
                        Project
                         Start Estimated
                         Date    Close        Units  Sold Not
Projects     Location     (1)   Out Date Total Closed Closed Available
----------------------------------------------------------------------

For Sale
------------
Fairway      Pembroke
 Greens       Pines, FL Q1 2005 Q2 2007   152    150       -        2
Milano       Scottsdale,
 Terrace      AZ        Q2 2005 Q3 2007   224    182       2       40
South Palm   Tamarac, FL
 Place                  Q2 2005 Q3 2007   208    143      20       45
Chantecleer  Naperville,
 Lakes        IL        Q4 2005 Q4 2007   304    221       8       75
Fifth Avenue
 North       Seattle, WAQ2 2005 Q2 2007    62     61       -        1
Parkside     Seattle, WAQ4 2005 Q2 2007    44     42       -        2
Park         Blooming-
 Blooming-   dale, IL
dale                    Q2 2006 Q1 2008   250    104       8      138
Belle Arts   Bellevue,
              WA        Q4 2006 Q1 2008   128     36      19       73
Pacific Cove Playa Del
              Ray, CA   Q3 2006 Q4 2007    80      -      57       23
Arrington    Issaquah,
 Place        WA        Q1 2007 Q3 2008   130      -       -      130
                                        ------------------------------

                                        1,582    939     114      529

Closed Out
------------
Timber Ridge Woodin-
             ville, WA  Q1 2005 Q1 2007   203    203       -        -
Braewood     Bothell, WAQ2 2005 Q1 2007    84     84       -        -
Projects
 closed out
 prior to
 2007                                   3,744  3,744       -        -
                                        ------------------------------

                                        4,031  4,031       -        -

Totals                               12 5,613  4,970     114      529
                                        ==============================


Gross
 incremental
 gain on
 sales of
 condominium
 units (3)
Provision
 for income
 taxes
Net
 incremental
 gain on
 sales of
 condominium
 units (3)
Corporate
 overhead
 (property
 management
 expense)
Other
 expenses
Discontinued
 operating
 income
 (loss)
Operating
 income of
 halted
 conversions

Net Income -
 Condominium
 Division
 (2)





                                         2007 YTD Activity
                              ----------------------------------------

                                Units                FFO Incremental
Projects       Location          Closed  Sales Price  Gain on Sale (3)
----------------------------- ----------------------------------------

For Sale
--------------
Fairway Greens Pembroke
                Pines, FL              - $        - $              (4)
Milano Terrace Scottsdale, AZ         29      7,008             1,257
South Palm     Tamarac, FL
 Place                                34      6,874               525
Chantecleer    Naperville, IL
 Lakes                                15      2,297               322
Fifth Avenue
 North         Seattle, WA             5      1,540               222
Parkside       Seattle, WA             6      2,210                36
Park Blooming- Blooming-
dale           dale, IL               26      3,992               323
Belle Arts     Bellevue, WA           36     11,727             1,465
Pacific Cove   Playa Del Ray,
                CA                     -          -                 -
Arrington      Issaquah, WA
 Place                                 -          -                 -
                              ----------------------------------------

                                     151     35,648             4,146

Closed Out
--------------
Timber Ridge   Woodin-
               ville, WA               4      1,059               451
Braewood       Bothell, WA             2        573                91
Projects
 closed out
 prior to 2007                         -          -                (4)
                              ----------------------------------------

                                       6      1,632               538

Totals                               157 $   37,280 $           4,684
                              ========================================


Gross
 incremental
 gain on sales
 of
 condominium
 units (3)                                          $           4,684
Provision for
 income taxes                                                       8
                                                     -----------------
Net
 incremental
 gain on sales
 of
 condominium
 units (3)                                                      4,692
Corporate
 overhead
 (property
 management
 expense)                                                      (1,226)
Other expenses                                                    (71)
Discontinued
 operating
 income (loss)                                                 (1,355)
Operating
 income of
 halted
 conversions                                                       87
                                                     -----------------

Net Income -
 Condominium
 Division (2)                                       $           2,127
                                                     =================



(1) Project start date represents the date that each respective property was acquired by the taxable REIT subsidiary and included in discontinued operations.

(2) Excludes interest income, interest expense and certain other items specific to condominium conversion projects that ultimately eliminate in consolidation. Also excludes depreciation expense on halted conversions (active conversions are not depreciated).

(3) Amounts are net of a $459,000 reserve for potential homeowners disputes.


                          EQUITY RESIDENTIAL


   Maintenance Expenses and Capitalized Improvements to Real Estate
                 For the Quarter Ended March 31, 2007
     (Amounts in thousands except for unit and per unit amounts)




                         ---------------------------------------------
                                     Maintenance Expenses
                         ---------------------------------------------

                 Total            Avg.            Avg.           Avg.
                 Units   Expense   Per  Payroll   Per             Per
                  (1)      (2)    Unit    (3)     Unit   Total   Unit
                -------- -------------- --------------- --------------

Established
 Properties (6) 121,126  $22,397  $185  $19,355   $160  $41,752  $345

New Acquisition
 Properties (7)  23,596    4,644   203    3,723    163    8,367   366

Other (8)         7,196    2,904          2,050           4,954
                -------- --------       --------        --------

Total           151,918  $29,945        $25,128         $55,073
                ======== ========       ========        ========








                 -----------------------------------------------------
                        Capitalized Improvements to Real Estate
                 -----------------------------------------------------

                                Avg.    Building  Avg.           Avg.
                 Replacements   Per   Improvements Per            Per
                      (4)       Unit      (5)     Unit   Total   Unit
                 -------------------- ----------------- --------------

Established
 Properties (6)       $10,093    $83     $17,230  $142  $27,323  $225

New Acquisition
 Properties (7)         1,328     58      15,080   660   16,408   718

Other (8)               4,028              9,595         13,623
                 -------------        -----------       --------

Total                 $15,449            $41,905        $57,354
                 =============        ===========       ========








                                                   -------------------
                                                   Total Expenditures
                                                   -------------------

                                                                Avg.
                                                                 Per
                                                   Grand Total  Unit
                                                   -------------------

Established
 Properties (6)                                       $69,075    $570

New Acquisition
 Properties (7)                                        24,775   1,084

Other (8)                                              18,577
                                                   -----------

Total                                                $112,427
                                                   ===========






(1) Total units exclude 10,846 unconsolidated units and 3,560 military housing (fee managed) units.

(2) Maintenance expenses include general maintenance costs, unit turnover costs including interior painting, regularly scheduled landscaping and tree trimming costs, security, exterminating, fire protection, snow and ice removal, elevator repairs, and other miscellaneous building repair costs.

(3) Maintenance payroll includes employee costs for maintenance, cleaning, housekeeping, and landscaping.

(4) Replacements include new expenditures inside the units such as appliances, mechanical equipment, fixtures and flooring, including carpeting.

(5) Building improvements include roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6) Wholly Owned Properties acquired prior to January 1, 2005.

(7) Wholly Owned Properties acquired during 2005, 2006 and 2007. Per unit amounts are based on a weighted average of 22,845 units.

(8) Includes properties either partially owned or sold during the period, commercial space, corporate housing, condominium conversions and $4.7 million included in building improvements spent on thirteen specific assets related to major renovations and repositioning of these assets.


                          EQUITY RESIDENTIAL


                       Discontinued Operations
                        (Amounts in thousands)

                                                    Quarter Ended
                                                      March 31,
                                               -----------------------
                                                  2007        2006
                                               -----------------------

REVENUES
Rental income                                      $7,749     $74,789
                                               ----------- -----------
     Total revenues                                 7,749      74,789
                                               ----------- -----------

EXPENSES (1)
Property and maintenance                            4,484      25,461
Real estate taxes and insurance                     1,209       9,746
Property management                                   141       2,733
Depreciation                                        1,853      18,095
General and administrative                              2         211
Impairment                                              -         226
                                               ----------- -----------
     Total expenses                                 7,689      56,472
                                               ----------- -----------

Discontinued operating income                          60      18,317

Interest and other income                              87         980
Interest (2):
     Expense incurred, net                           (306)     (6,069)
     Amortization of deferred financing costs           -         (52)
                                               ----------- -----------

Discontinued operations                              (159)     13,176
Minority Interests - Operating Partnership             10        (869)
                                               ----------- -----------
Discontinued operations, net of minority
 interests                                           (149)     12,307
                                               ----------- -----------

Net gain on sales of discontinued operations      111,767     372,501
Minority Interests - Operating Partnership         (6,957)    (24,548)
                                               ----------- -----------
Gain on sales of discontinued operations, net
 of minority interests                            104,810     347,953
                                               ----------- -----------

Discontinued operations, net of minority
 interests                                       $104,661    $360,260
                                               =========== ===========



(1) Includes expenses paid in the current period for properties sold or held for sale in prior periods related to the Company's period of ownership.

(2) Includes only interest expense specific to secured mortgage notes payable for properties sold and/or held for sale.


                          EQUITY RESIDENTIAL


         Additional Reconciliations and Non-Comparable Items
             (Amounts in thousands except per share data)
                   (All per share data is diluted)

                         FFO Reconciliations

                                                 FFO Reconciliations
                                                Guidance Midpoint Q1
                                               2007 to Actual Q1 2007
                                               -----------------------
                                                 Amounts    Per Share
                                               ----------- -----------

 Guidance midpoint Q1 2007 FFO - Diluted (1)
  (2)                                            $161,170      $0.506
 Property NOI                                       1,435       0.005
 General and administrative expense                 1,575       0.005
 Florida litigation reserve reduction (general
  and administrative expense)                       1,625       0.005
 Interest and other income                            777       0.003
 Interest expense (excluding debt
  extinguishment):
      Share repurchase and transaction timing      (1,077)     (0.003)
      Capitalized interest, floating rates
       and other                                    2,003       0.006
 Amortization of deferred financing costs
  (excluding debt extinguishment)                    (188)     (0.001)
 Prepayment penalties on debt extinguishment        3,213       0.010
 Write-off of unamortized deferred financing
  costs on debt extinguishment                      1,668       0.005
 Net income - Condominium division (after
  taxes/overhead/operations)                        2,038       0.006
 Other (primarily ECH NOI and impairment)          (1,015)     (0.003)
 Weighted average share count adjustment                -       0.003

                                               ----------- -----------
 Actual Q1 2007 FFO - Diluted (1) (2)            $173,224      $0.547
                                               =========== ===========



          Non-Comparable Items (3)
                                                 Q1 2007     Q1 2006
                                               ----------- -----------

 Florida litigation reserve reduction (general
  and administrative expense)                      $1,625          $-
 Performance shares (general and
  administrative expense)                             (40)     (1,431)
 Impairment (including discontinued
  operations)                                        (237)       (792)
 Prepayment penalties on debt extinguishment         (141)     (2,867)
 Write-off of unamortized deferred financing
  costs on debt extinguishment                       (718)       (987)
 Gain on debt extinguishment                            -         782
 Premium on redemption of Preference
  Interests                                             -        (674)
 Net incremental gain on sales of condominium
  units                                             4,692       7,127
                                               ----------- -----------
 Net non-comparable items (3)                      $5,181      $1,158
                                               =========== ===========




Note: See page 26 for definitions, footnotes and reconciliations of EPS to FFO.


                          EQUITY RESIDENTIAL


The earnings guidance/projections provided below are based on current expectations and are forward-looking.

              2007 Earnings Guidance (per share diluted)
 ---------------------------------------------------------------------

                                           Q2 2007          2007
                                       --------------- ---------------

 Expected FFO (1) (2)                  $0.54 to $0.58  $2.25 to $2.35


                      2007 Same-Store Assumptions
 ---------------------------------------------------------------------
 Physical occupancy                                         95.0%
 Revenue change                                        5.00% to 6.00%
 Expense change                                        3.50% to 4.50%
 NOI change                                            5.50% to 7.50%
 (Note: 30 basis point change in NOI percentage = $0.01 per share change in EPS/FFO)

                     2007 Transaction Assumptions
 ---------------------------------------------------------------------
 Acquisitions                                           $2.0 billion
 Dispositions                                           $2.0 billion
 Capitalization rate spread                              100 basis
                                                            points

                         2007 Debt Assumptions
 ---------------------------------------------------------------------
 Weighted average debt outstanding                     $8.5 billion -
                                                         $8.9 billion
 Weighted average interest rate (reduced for
  capitalized interest and
       including prepayment penalties)                      5.48%
 Interest expense (including                           $465.0 million
  discontinued operations)                                - $490.0
                                                           million

                   2007 Preferred Share Assumptions
 ---------------------------------------------------------------------
 Series D Preferred Shares:
 -------------------------------------
 Redemption timing                                        July 2007
 Liquidation value                                     $175.0 million
 Premium on redemption (non-cash)                       $6.1 million

                2007 Condominium Conversion Assumptions
 ---------------------------------------------------------------------
 Net incremental gain on sales of                      $16.0 million -
  condominium units                                     $23.0 million
 Net income - Condominium division (after              $7.5 million -
  taxes/overhead/operations)                            $17.0 million
 Number of condominium unit sales                      550 units - 850
                                                            units

                    2007 Other Guidance Assumptions
 ---------------------------------------------------------------------
 General and administrative expense                    $48.0 million -
                                                        $51.0 million
 Interest and other income                             $5.0 million -
                                                         $7.0 million
 Net gain (loss) on sales of land                        No amounts
  parcels                                                  budgeted
 Weighted average Common Shares and OP Units - Diluted  315.7 million




Note: See page 26 for definitions, footnotes and reconciliations of EPS to FFO.


                          EQUITY RESIDENTIAL

The earnings guidance/projections provided below are based on current expectations and are forward-looking.


          Reconciliations of EPS to FFO for Pages 24 and 25

             (Amounts in thousands except per share data)
                   (All per share data is diluted)

                                                Expected    Expected
                          Expected Q1 2007       Q2 2007      2007
                         Amounts    Per Share   Per Share   Per Share
                       ----------- ----------- ----------- -----------

  Expected EPS -                                $1.02 to    $3.02 to
   Diluted (4)           $229,403      $0.721      $1.06       $3.12
  Add: Expected
   depreciation
   expense                148,319       0.466        0.49        2.00
  Less: Expected net
   gain on sales (4)     (216,552)     (0.681)      (0.97)      (2.77)

                       ----------- ----------- ----------- -----------
  Expected FFO -                                $0.54 to    $2.25 to
   Diluted (1) (2)       $161,170      $0.506      $0.58       $2.35
                       =========== =========== =========== ===========



            Definitions and Footnotes for Pages 24 and 25

 (1)The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. Expected FFO is calculated on a basis consistent with actual FFO.

 (2)The Company believes that FFO is helpful to investors as a supplemental measure of the operating performance of a real estate company, because it is a recognized measure of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help compare the operating performance of a company's real estate between periods or as compared to different companies. FFO does not represent net income or net cash flows from operating activities in accordance with GAAP. Therefore, FFO should not be exclusively considered as an alternative to net income or to net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

 (3)Non-comparable items are those items included in FFO that by their nature are not comparable from period to period, such as net incremental gain on sales of condominium units, impairment charges, debt extinguishment costs and redemption premiums on Preferred Shares/Preference Interests.

 (4)Earnings per share ("EPS") represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected EPS is calculated on a basis consistent with actual EPS. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual EPS could differ materially from expected EPS.

    CONTACT: Equity Residential
             Marty McKenna, 312-928-1901